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                                                                     EXHIBIT 1.1

                              1ST COLONIAL BANCORP

                           (a New Jersey corporation)

                         600,000 Shares of Common Stock

                             UNDERWRITING AGREEMENT

                  This Underwriting Agreement is made and entered into this [___] day of [April], 2004 by and between 1st Colonial Bancorp, a Pennsylvania corporation (the "Company") and Ryan Beck & Co., Inc. (the "Underwriter"). The Company hereby confirms its agreement with the Underwriter with respect to the issue and sale by the Company and the purchase by the Underwriter of approximately 600,000 shares of the Company's Common Stock, no par value per share ("Common Stock") (the "Initial Shares"). The Company also proposes to issue and sell to the Underwriter, at the Underwriter's option, up to an additional [90,000 shares of Common Stock (the "Option Shares") as set forth herein. The term "Shares" as used herein, unless indicated otherwise, shall mean the Initial Shares and the Option Shares.

                  The initial public offering price for the Shares, the purchase price to be paid by the Underwriter for the Shares, and the number of Shares to be sold to the Underwriter by the Company shall be agreed upon by the Company and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of EXHIBIT A hereto (the "Price Agreement"). The Price Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in EXHIBIT A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Agreement. From and after the date of the execution and delivery of the Price Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Agreement.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. [333-113779) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and an amendment to such registration statement, including a revised prospectus. Each prospectus used for the offer of the Shares before the time such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, at the time it becomes effective, is herein called the "Registration Statement," and the prospectus used for the offer and sale of the Shares included in the Registration Statement at the time it becomes effective is herein called the "Prospectus," except that, if any revised prospectus provided to the Underwriter by the Company for use in connection with the offering of the Shares differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act ("Rule 424(b)"), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first furnished to the Underwriter for such use.

                  The Company understands that the Underwriter proposes to make a public offering

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of the Shares (the "Offering") as soon as possible after the Registration
Statement becomes effective. The Underwriter may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for the Shares.

                  Section 1. Representations and Warranties.

                  (a) The Company represents and warrants to and agrees with the Underwriter that:

                  (i) The Company meets the requirements for use of Form SB-2 under the 1933 Act and, when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, with respect to the Option Shares, up to the Option Closing Date referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus. The statements contained under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

                  (ii) Documents previously filed by the Company with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (iii) KPMG LLP ("KPMG"), which is reporting upon the audited financial statements included or incorporated by reference in the Registration Statement, has advised the Company that it is an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations and within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants ("AICPA") and as defined under regulations of the Commission promulgated under the 1933 Act, is registered with the Public Company Accounting Oversight Board ("PCAOB") as required by Section 102 of the Sarbanes Oxley Act of 2002 (the "Sarbanes Oxley Act") and KPMG is, with

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         respect to the Company and each of its subsidiaries, independent certified public accountants.

                  (iv) The consolidated financial statements, audited and, if any, unaudited (including the notes thereto), included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial and statistical data included in the Prospectus under the heading "Summary Financial and Other Data" are accurate in all material respects and present fairly, on the basis set forth in the Prospectus, the information shown therein. The pro forma consolidated financial data of the Company included in the Registration Statement have been prepared and compiled in all material respects on the pro forma basis described therein, and the pro forma adjustments have in all material respects have been properly and fairly applied to the audited and, if any, unaudited consolidated financial statements to which they relate included in the Registration Statement.

                  (v) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each direct and indirect subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Company and each of its direct and indirect subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the financial condition , earnings, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (vi) The Company is duly registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended. 1st Colonial National Bank (the "Bank") is a commercial bank chartered under the National Bank Act by the Comptroller of the Currency; and the deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum allowable limits thereof. The Company has all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and thereof and to issue and sell the Shares.

                  (vii) All of the outstanding shares of capital stock of the Bank and each of the

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         Company's other subsidiaries have been duly authorized and validly issued and are fully paid and, except as provided in 12 U.S.C. Section 55, non-assessable and are owned by the Company directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                  (viii) Other than the Bank, the Company does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission. The Bank does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

                  (ix) The Company had, at the date indicated in the Prospectus under the caption "Capitalization," the duly authorized and outstanding capitalization set forth under such caption.

                  (x) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (xi) The Shares have been duly and validly authorized by the Company for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company to the Underwriter pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Shares conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; the holders of the Shares will be entitled to the same limitation of personal liability extended to shareholders of corporations organized under the Business Corporation Law of the Commonwealth of Pennsylvania; and the issuance of the Shares is not subject to any preemptive or other similar rights.

                  (xii) Except for information provided in writing to the Company by the Underwriter about the Underwriter for use in the Prospectus, the Company has not relied upon the Underwriter or its legal or other advisors for any legal, tax or accounting advice.

                  (xiii) The issuance and sale of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Company for the issue and sale of the Shares by the Company, or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have

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         already been obtained, or as may be required under the 1933 Act or the
         1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, or any state securities laws.

                  (xiv) Each person who is an officer or director of the Company or a director of the Bank, and each person having piggyback registration rights pursuant to those certain common stock purchase warrants issued by the Bank in June 2000, has signed an agreement substantially in the form attached hereto as EXHIBIT B (the "Lock-up Agreements"). The Company has provided to counsel for the Underwriter true, accurate and complete copies of all such Lock-up Agreements. The Company hereby represents and warrants that it will not release any of its officers, directors or other shareholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of the Underwriter.

                  (xv) The Company has not engaged in any activity that would result in the Company being, and after giving effect to the offering and sale of the Shares, the Company will not be, an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (xvi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to the preemptive rights of any stockholder of the Company.

                  (xvii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change in the financial condition , earnings, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business,
         (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock. Neither the Company, the Bank nor any other subsidiary has any material liability of any nature, contingent or otherwise, that is required under the 1933 Act or the 1933 Act Regulations to be set forth in the Prospectus and is not set forth therein.

                  (xviii) Neither the Company, the Bank nor any other subsidiary is in violation of any provision of its certificate of incorporation, charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its respective properties may be subject, except for such defaults that, individually or in the aggregate, would not have a material adverse effect on the financial condition , earnings, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

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                  (xix)    Except as disclosed in the Prospectus, there is no
         action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, the Bank or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the financial condition , earnings, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a material adverse effect on the financial condition , earnings, or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xx) There are no material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (xxi) Each of the Company and its direct and indirect subsidiaries, including the Bank, has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise are in full force and effect, and neither the Company, the Bank nor any other subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company, the Bank or any other subsidiary under any such lease or sublease or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxii) Each of the Company and its direct and indirect subsidiaries, owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company, the Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                  (xxiii) No labor problem with the employees of the Company, the Bank or any other subsidiary exists or, to the best knowledge of the Company, is imminent that could materially adversely affect the financial condition , earnings, or business prospects of the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Bank's or any other subsidiary's principal suppliers, contractors or customers that could

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         reasonably be expected to materially adversely affect the financial condition, earnings, or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxiv) Except as disclosed in the Prospectus under the caption "Description of Our Securities - Warrants," there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxv) Except as disclosed in the Prospectus, the Company and its direct and indirect subsidiaries, including the Bank, own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to own, possess or acquire such patent and proprietary rights would not have a material adverse effect on the financial condition , earnings, assets or business prospects of the Company and its subsidiaries, considered as one enterprise. Except as disclosed in the Prospectus, neither the Company, the Bank nor any other subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the financial condition , earnings, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxvi) The Company and each subsidiary of the Company have filed all federal, state and local income, franchise or other tax returns required to be filed or have filed notices of permitted extensions, and have made timely payments of all taxes due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority.

                  (xxvii)  [intentionally omitted]

                  (xxviii) Neither the Company, the Bank nor any other subsidiary of the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Shares or the Common Stock.

                  (xxix) Neither the Company, the Bank nor any other subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, consumer credit, truth-in-lending, usury, currency transaction reporting, the environment or hazardous or toxic substances or wastes, pollutants or

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         contaminants ("Environmental Laws"), occupational safety and health and equal employment practices) heretofore or currently in effect, except such violations that have been fully cured or satisfied without recourse or that in the aggregate will not have a material adverse effect on the financial condition , earnings, , assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxx) Neither the Company, the Bank, nor any other subsidiary has any material costs or liabilities, individually or in the aggregate, associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), which would, in the aggregate, have a material adverse effect on the financial condition, earnings, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxxi) Neither the Company, the Bank nor any other subsidiary has any agreement or understanding with any person (A) concerning the future acquisition by the Company or the Bank of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Company, the Bank or any other subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

                  (b) Any certificate signed by any authorized officer of the Company or the Bank and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                  (c) The Underwriter represents and warrants to and agrees with the Company that:

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                  (i)      The Underwriter is registered as a broker-dealer with
         the Commission and is a member of the NASD.

                  (ii) The Underwriter is validly existing and in good standing as a corporation under the laws of the State of New Jersey with corporate power and authority to provide the services to be furnished to the Company hereunder.

                  (iii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Underwriter, and this Agreement is a legal, valid and binding obligation of the Underwriter, enforceable in accordance with its terms, except as limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditor's rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief.

                  (iv) The Underwriter and, to the Underwriter's knowledge, its employees, and agents who shall perform any of the services required hereunder to be performed by the Underwriter shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services.

                  (v) The execution and delivery of this Agreement by the Underwriter, the fulfillment of the terms set forth herein and the consummation of the transactions herein contemplated shall not violate or conflict with the governing documents of the Underwriter or violate, conflict with or constitute a breach of, or default (or any event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which the Underwriter is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order applicable to it.

                  (vi) There is not now pending nor, to the Underwriter's knowledge, threatened against the Underwriter any material action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning the Underwriter's activities as a broker-dealer.

                  Section 2. Sale and Delivery to the Underwriter; Closing.

                  (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the number of Initial Shares set forth at the purchase price and terms set forth herein and in the Price Agreement.

                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase all or a portion of the Option Shares in accordance with the terms set forth herein and in the Price Agreement. The option hereby granted will expire at 5:00 p.m. on the 30th day after the date the Registration Statement is declared effective by the Commission (or at 5:00 p.m. on the next business day following the 30th day if such 30th day is not a business day) and may be exercised, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time, date and place of payment and delivery for the Option Shares. Such time and date of delivery (the "Option Closing Date") shall be determined by the Underwriter but shall not be later than five full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given.

                  (b) Payment of the purchase price for, and delivery of certificates for the Initial Shares shall be made at such place as shall be agreed upon by the Company and the Underwriter, at 9:30 a.m. on the third full business day after the effective date of the Registration Statement, or at such other time not earlier than three nor more than ten full business days thereafter as the Underwriter and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at such place as shall be agreed upon by the Company and the Underwriter, on the Option Closing Date as specified in the notice from the Underwriter to the Company. Payment for the Initial Shares and the Option Shares, if any, shall be made to the Company by wire transfer of immediately available funds, against delivery of certificates for the Initial Shares and Option Shares, as the case may be, to the Underwriter.

                  (c) Certificates for the Initial Shares and Option Shares, as the case may be, shall be registered in such name or names and in such denominations as the Underwriter may request in writing at least two business days prior to the Closing Time or the Option Closing Time, as the case may be. The Company will make such certificates available for examination by the Underwriter and counsel to the Underwriter not later than 10:00 a.m. Eastern time on the business day prior to the Closing Time or the Option Closing Time, as the case may be.

                  Section 3. Certain Covenants of the Company. The Company covenants with the Underwriter as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission that the Company amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every commercially reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company will not at any time file or make any amendment to the Registration Statement or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations ("Rule 430A"), any amendment or supplement to the Prospectus (including documents incorporated by reference into the Registration Statement or the Prospectus) of which the Underwriter shall not previously have been advised and furnished a copy, or to which the Underwriter or counsel for the Underwriter shall reasonably object.

                  (c) The Company has furnished or will furnish to the Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts as the Underwriter may reasonably request.

                  (d) The Company will deliver or cause to be delivered to the Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver or cause to be delivered to the Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable after the Price Agreement has been executed and delivered) and thereafter from time to time as requested by the Underwriter during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request.

                  (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                  (f) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the

Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

                  (g) The Company will make generally available, within the meaning of Rule 158 of the 1933 Act Regulations ("Rule 158"), to the holders of the Shares and the Underwriter as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

                  (h) The Company and the Bank will use the net proceeds received by them from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (i) For a period of at least five (5) years after the Closing Time, the Company will not suspend its filing obligations under Section 15(d) of the Exchange Act, unless such suspension is undertaken in connection with registration of the Company's equity securities under Section 12(b) or
Section 12(g) of the Exchange Act.

                  (j) For a period of five years after the Closing Time, the Company will furnish to the Underwriter:

                  (i) at the request of the Underwriter, copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission,

                  (ii) at the time furnished by the Company to its shareholders, such other documents, reports, proxy statements and information as shall be furnished by the Company to its shareholders generally, and

                  (iii) such other public information concerning the Bank or the Company as the Underwriter may reasonably request.

                  (k) The Company will provide to the holders of the Common Stock annual reports containing financial statements audited by the Company's independent auditors and, upon written request of such holders, the Company's annual reports on Form 10-K.

                  (l)      [intentionally omitted]

                  (m) The Company shall cause to be prepared, at its expense and by counsel acceptable to the Underwriter, one or more "blue sky" surveys (each, a "Blue Sky Survey") for use in connection with the offering of the Shares as contemplated by the Prospectus and a copy of each Blue Sky Survey or surveys shall be delivered to each of the Company and the Underwriter.

                  (n) If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A, then the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b), copies of an amended Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

                  (o) The Company will, at its expense, subsequent to the issuance of the Shares, prepare and distribute to the Underwriter and counsel to the Underwriter a bound volume or compact disc containing copies of the documents used in connection with the issuance of the Shares.

                  (p) The Company will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation (direct or contingent) or enter into any material transaction, other than liabilities, obligations or transactions incurred or entered into in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K of the Commission, except as contemplated by the Prospectus.

                  (q) The Company will not sell or issue, contract to sell or issue, or otherwise dispose of, for a period of 180 days after the Closing Time, without the prior written consent of the Underwriter, any shares of, or any securities convertible into or exercisable for shares of, Common Stock other than in connection with any plan or arrangement (including stock options and outstanding warrants) described in the Prospectus. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant outstanding on the date hereof or (C) the issuance by the Company of options to purchase shares of Common Stock, and the issuance of shares upon the exercise of such options, that are eligible for issuance under their respective stock option plans on the Closing Date.

                  Section 4. Payment of Expenses.

                  (a) Whether or not the sale of the Shares by the Company is consummated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including the following: (i) the preparation, printing, issuance and delivery of the certificates evidencing the Common Stock; (ii) the fees and disbursements of the Company's counsel, accountants and other advisors; (iii) the qualification or exemption from qualification of the Shares under all applicable securities or Blue Sky laws, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey concerning such jurisdictions as the Underwriter may reasonably designate; (iv) the printing and delivery to the Underwriter in such quantities as the Underwriter shall reasonably request copies of the Prospectus, and all other documents in connection with this Agreement; (v) the filing fees incurred in connection with the review of the Offering by the NASD; ; (vi) the fees and expenses relating to advertising expenses, investor meeting expenses and other miscellaneous expenses relating to the marketing by the Underwriter of the Shares; and (vii) the fees and charges of any transfer agent, registrar or other agent. In the event that the Underwriter incurs any such expenses on behalf of and with the prior written approval of the Company, the Company will pay or reimburse the Underwriter for such expenses regardless of whether the Offering is successfully completed, and such reimbursements will not be included in the expense limitations set forth in the following paragraph.

                  (b) In addition, the Company will reimburse the Underwriter for all reasonable out-of- pocket expenses, including legal fees and expenses of Underwriter's counsel, incurred by the Underwriter in connection with the services provided by the Underwriter to the Company pursuant to this Agreement. Such legal fees shall not exceed (i) $50,000 plus out of pocket expenses with regard to the Offering (excluding any Blue Sky fees and expenses), (ii) and $10,000 with regard to the Underwriter's other out-of-pocket expenses without the written approval of the Company. The Underwriter will provide a detailed accounting of the out-of-pocket expenses referred to in this paragraph, which will be paid by the Company on the Closing Time.

                  (c) If (i) the Closing Time does not occur on or before [_______], 2004, (ii) the Company abandons or terminates the Offering, or (iii) this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or 9(a), the Company shall reimburse the Underwriter for its reasonable out-of-pocket expenses, as set forth in this Section 4, including the reasonable fees and disbursements of counsel for the Underwriter incurred prior to the date of such abandonment or termination.

                  Section 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Shares that it has agreed to purchase pursuant to this Agreement are subject, in the discretion of the Underwriter, [See (c )(v) below], to the execution of the Price Agreement by the Underwriter (in the Underwriter's sole discretion), [see (c )(iv) below] and to the following further conditions:

                  (a) The Registration Statement shall have become effective on the date hereof, or on such later date as the Underwriter may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall be pending or, to the Underwriter's knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with. If the Company has elected to rely upon Rule 430A, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) At the Closing Time, the Underwriter shall have received:

                  (i) The opinion, dated as of the Closing Time, of Stevens & Lee P.C. ("Stevens & Lee"), counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form set forth in EXHIBIT C.

                  (ii) The opinion, dated as of the Closing Time, of Windels Marx Lane &

         Mittendorf, LLP ("Windels") counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

                  In rendering their opinion, counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials, certificates or opinions of other counsel reasonably satisfactory to the Underwriter and, as to matters of fact, officers' certificates. The opinion of such counsel need refer only to matters of Pennsylvania, New Jersey and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Underwriter.

                  (c) At the Closing Time and again at the Option Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon), and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition , earnings, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries that would be required to be set forth in the Prospectus that is not set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against either of the Company or any subsidiary of the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the financial condition , earnings, , assets or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; (iv) the Company shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time or Option Closing Date, as applicable; (v) the representations and warranties of the Company set forth in Section l(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time or Option Closing Date, as applicable; and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or, to the best knowledge of the Company, threatened by the Commission. At the Closing Time, the Underwriter shall have received a certificate of the President and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

                  (d) At the time that this Agreement is executed by the Company, the Underwriter shall have received from KPMG a letter or letters, dated such date, in form and substance satisfactory to the Underwriter, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations and that KPMG is registered with PCAOB as required by Section 102 of the Sarbanes Oxley Act, and stating in effect that, with respect to the Company:

                  (i) in their opinion, the consolidated financial statements as of December 31, 2003 and 2002, and for each of the years in the two year period ended December 31, 2003 and the related financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                  (ii) on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the AICPA for a review of interim financial information as described in SAS No. 71, Interim Financial Information, including a reading of the latest available interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the Board of Directors of the Company and the Bank and of the Audit and Executive Committees of the Board of Directors of the Bank since January 1, 2004, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) the unaudited interim consolidated financial information included or incorporated by reference in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus;

                           (B) at a specified date not more than three days prior to the date of this Agreement, there was any increase in total borrowings, or real estate owned of the Company and its consolidated subsidiaries or any decrease in total assets, total deposits or shareholders' equity of the Company and its consolidated subsidiaries, any increase in the number of outstanding shares of capital stock of the Company and its consolidated subsidiaries or any increase or decrease in the allowance for loan losses of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at December 31, 2003 included in the Registration Statement, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or

                           (C) for the period from December 31, 2003 to a specified date not more than three days prior to the date of this Agreement, there was any decrease in consolidated net interest income, non-interest income, net income or net income per share or any increase in the consolidated provision for loan losses, in each case as compared with a period of comparable length in the preceding year, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; and

                  (iii)    in addition to the procedures referred to in clause
         (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and have found such items to be in agreement with, the financial statements of the Company or general accounting records of the Company, as applicable, which are subject to the Company's internal accounting controls or other data and schedules prepared by the Company from such records); and

                  (iv) on the basis of a review of schedules provided to them by the Company, nothing came to their attention that caused them to believe that the pro forma information set forth in the Prospectus under the heading "Capitalization" had not been correctly calculated on the basis described therein.

                  (e) At the Closing Time, the Underwriter shall have received from KPMG a letter, in form and substance satisfactory to the Underwriter and dated as of the Closing Time, reaffirming the statements made in the letter(s) furnished pursuant to Section 5(d) hereof, except that the inquiries specified in Section 5(d) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than five days prior to the Closing Time.

                  (f) At the Closing Time, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Underwriter and to counsel for the Underwriter.

                  (g) The Company shall have paid, or made arrangements satisfactory to the Underwriter for the payment of, all such expenses as may be required by Section 4 hereof.

                  (h) The Shares shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the "blue sky" or securities laws of such jurisdictions as shall have been reasonably specified by the Underwriter, and the Offering contemplated by this Agreement shall have been cleared by the NASD.

                  (i) The Lock-Up Agreements shall have been delivered to the Underwriter.

                  (j) In the event the Underwriter exercises its option provided in Section 2 hereof to purchase all or any portion of the Option Shares, the obligations of the Underwriter to purchase the Option Shares that it has agreed to purchase shall be subject to the receipt by the Underwriter on the Option Closing Date of:

                  (i) A certificate, dated the Option Closing Date, of the President and the Chief Financial Officer of the Company confirming that the statements contained in the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remain true as of the Option Closing Date;

                  (ii) The favorable opinion of Stevens & Lee, counsel for the Company, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to Windels, counsel to the Underwriter, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;

                  (iii) The opinion of Windels, counsel to the Underwriter, dated the Option Closing Date, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof;

                  (iv) A letter from KPMG addressed to the Underwriter and dated the Option Closing Date, in form and substance satisfactory to the Underwriter and substantially the same in form and substance as the letter(s) furnished to the Underwriter pursuant to Section 5(e) hereof; and

                  (v) Such other certificates, documents, opinions and agreements as the Underwriter or its counsel reasonably require.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Underwriter on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 of this Agreement. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 10 and 12 of this Agreement shall remain in effect.

                  Section 6. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter, each officer, director, employee, agent and legal counsel of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, provided such settlement is entered into with the consent of the Company as provided herein), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the "blue sky" or securities laws thereof or filed with the Commission, the NASD or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Underwriter, this Agreement or the compensation of the Underwriter furnished to the Company by or on behalf of the Underwriter expressly for inclusion in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, and other out-of-pocket costs. The indemnification provisions shall also extend to all directors, officers, employees, agents, legal counsel and controlling persons of each affiliate of the Underwriter.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application in reliance upon and in conformity with written information about the Underwriter, this Agreement or the compensation of the Underwriter, furnished to the Company by the Underwriter expressly for inclusion in such preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application.

                  (c) An indemnified party shall give prompt notice to each indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and the payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties that are materially different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Company shall be liable for any settlement of any claim against the Underwriter (or any of its directors, officers, employees, agents, legal counsel or controlling persons) made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of the Underwriter, settle or compromise any claim against the Underwriter (or any of its directors, officers, employees, agents, legal counsel or controlling persons) based upon circumstances giving rise to an indemnification claim against the Company hereunder unless such settlement or compromise provides that the Underwriter and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

                  (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Underwriter, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the underwriting, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability, claim, damage and expense, and any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Underwriter shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting discount retained by them.

                  (e) The indemnity and contribution agreements contained herein are in addition to any liability which the parties may otherwise have to each other.

                  (f) Neither termination nor completion of the engagement of the Underwriter nor any investigation made by or on behalf of the Underwriter shall affect the indemnification obligations of the Company or the Underwriter hereunder, which shall remain and continue to be operative and in full force and effect.

                  Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person of the Underwriter and will survive termination of this Agreement and receipt or delivery of and payment for the Shares.

                  Section 8. Offering by the Underwriter. The Company is advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriter deems advisable after the Registration Statement becomes effective.

                  Section 9. Termination of Agreement.

                  (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition , earnings, or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; or (ii) if there has occurred any material adverse change in the financial markets of the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares; or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASD, or if trading generally on The New York Stock Exchange, Nasdaq National Market, Nasdaq SmallCap market or in the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or system or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; or (iv) if a banking moratorium has been declared by any federal, New York or New Jersey authority; or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Underwriter's reasonable judgment makes it inadvisable to proceed with the offering, sale and delivery of the Shares on the terms contemplated by the Prospectus; or (vi) if the Underwriter reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Company in the Company's disclosure documents and that the sale of the Shares is inadvisable given such disclosures; or (vii) if the Price Agreement has not been executed by all the parties hereto by 5:30 p.m. New York time on the date hereof.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 10 and 12 hereof shall remain in effect.

                  Section 10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

                  If to the Underwriter:

                           Ryan Beck & Co., Inc.
                           220 South Orange Avenue
                           Livingston, New Jersey 07039
                           Attention: David P. Downs, Managing Director

                  with a copy to:

                           Windels Marx Lane & Mittendorf, LLP
                           120 Albany Street Plaza
                           New Brunswick, New Jersey 08901
                           Attention: Robert A. Schwartz, Esq.

                  If to the Company:

                           1st Colonial Bancorp
                           1040 Haddon Avenue
                           Collingswood, New Jersey 08108
                           Attention: Gerard M. Banmiller, President and Chief Executive Officer

                  with a copy to:

                           Stevens & Lee
                           1415 Route 70 East, Suite 506
                           Cherry Hill, NJ 08094
                           Attention: Edward C. Hogan, Esq.

                  Section 11. Parties. This Agreement is made solely for the benefit of the Underwriter, and the officers, directors, employees, agents and legal counsel of the Underwriter specified in Section 6 hereof, the Company and, to the extent expressed, any person controlling the Company or the Underwriter, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Shares.

                  Section 12. WAIVER OF TRIAL BY JURY. THE UNDERWRITER AND THE COMPANY HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

                  Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of New Jersey. Specified times of the day refer to New York City time.

                  Section 14. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                  Section 14. Miscellaneous. This Agreement, including all Exhibits hereto, constitutes the entire understanding of the parties and supercedes any and all prior negotiations of the parties with respect to this subject matter. This Agreement may be amended only in writing signed by each of the parties. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law. The failure or delay by the Underwriter or the Company in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. If the Public Offering is consummated, the Underwriter may, at its option and expense, place an announcement in such newspapers and periodicals as the Underwriter may choose stating that the Underwriter has so acted, and the capacity in which it has acted.

         [The remainder of this page has been left blank intentionally.]

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement and have declared it effective as of the date written above.

                           1ST COLONIAL BANCORP

                               By:     _____________________________
                                       Gerard M. Banmiller
                                       President and Chief Executive Officer

                           RYAN BECK & CO., INC.

                               By:     _____________________________
                                       David P. Downs
                                       Managing Director

                                    EXHIBIT A

                                 PRICE AGREEMENT

                                                     [_________], 2004

Ryan Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), between the Company (as defined in the Underwriting Agreement) and Ryan, Beck & Co., LLC (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Company of a number of Shares (as such term is defined in the Underwriting Agreement) of the Company to be determined in the manner set forth in the Underwriting Agreement and to be set forth herein.

         This Agreement is the Price Agreement referred to in the Underwriting Agreement.

         Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriter as follows:

         1.       The public offering price per Share shall be $[___].

         2. The purchase price for the Shares to be paid by the Underwriter shall be $[_____] per Share.

         3. The number of Initial Shares to be purchased by the Underwriter is [______].

         The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section 1(a) of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         This Agreement shall be governed by the laws of the State of New
Jersey.

         If the foregoing is in accordance with the understanding of the Underwriter of the agreement between the Underwriter and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                Very truly yours,

                                1ST COLONIAL BANCORP

                                By:   _____________________________
                                      Gerard M. Banmiller
                                      President and Chief Executive Officer

Confirmed and accepted as of
the date first above written:

RYAN BECK & CO., INC

By: __________________________
    Name:  David P. Downs
    Title: Managing Director

                                    EXHIBIT B

                                LOCK-UP AGREEMENT

Ryan Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039-5817

RE:      1st Colonial Bancorp

Ladies & Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of the common stock, no par value per share ("Common Stock"), of st Colonial Bancorp (the "Company") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering (the "Offering") of Shares of the Company's Common Stock (the "Shares") for which you will act as underwriter (the "Underwriter"). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting agreements with the Company with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, except for (i) any bona fide gift or gifts of the Securities, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, or (iii) with the prior written consent of the Underwriter, for a period commencing on the date hereof and continuing to a date 180 days after the Offering has been closed (the "Lock-up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned during the Lockup Period, except in compliance with the foregoing restrictions.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This letter agreement shall terminate and be no further force and effect upon a decision by the Underwriter or the Company not to proceed with the Offering.

Dated: ___________________________

                                     ____________________________________
                                           [Printed Name of Holder]

                                     By: ________________________________
                                                  [Signature]

                                     ____________________________________
                                         Printed Name of Person Signing

                                    EXHIBIT C

                            COMPANY COUNSEL'S OPINION

                                      -29-